ASSET PURCHASE AGREEMENT

THIS AGREEMENT made this 9th. Day of August, 2010  by and between Bold TV Corporation ("the Seller hereineafter") a Nevada Corporation, and
Bold Acquisition Group, Inc. ("the Buyer hereinafter " ), a Nevada corporation and wholly owned subsidiary of Premiere Publishing Group, Inc (a public company listed on the OTC BB: SYMBOL:PPBL)

RECITALS

WHEREAS, the Seller desires to sell and the Purchaser desires to purchase certain assets, properties, and rights of the Seller;

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS; PURCHASE PRICE; CLOSING

1.1.
Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein) the Seller shall sell, transfer, convey, assign, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from the Seller, all assets of the Seller (the "Transferred Assets"):

1.2.	Excluded Assets. Notwithstanding any other provision of this Agreement, the Seller shall retain and shall not transfer to Purchaser the following assets:

(a) All television scripts, treatments, shows, music, lyrics and other creative materials that were created and copy written by Dan Bruder and/or Bold Horizon Entertainment LLC prior to this agreement will remain in the full ownership of Dan Bruder and/or Bold Horizon Entertainment LLC. Pursuant to the Non-Exclusive Agreement signed between BOLDtv Corporation and Bold Horizon Entertainment LLC on 8/10/09, BOLDtv Corporation will have non-exclusive rights to these materials. This includes, but is not limited to, programs including “Who the Hell is Dan Bruder,” and all songs included in the soundtrack and accompanying album, “Act of Kindness.”

1.3.
No Assumption of Liabilities or Obligations. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not assume any liabilities or obligations of the Seller and nothing herein shall be construed as imposing any liability or obligation upon the Purchaser other than those specifically provided for herein.

(a) Specific Liabilities or Obligations. The only specific liabilities or obligations that will be provided for herein include any outstanding licensing, application or related fees owed by Seller as well as any debts or obligations Seller pertaining to Seas Capital and a Mr. Ray Kripaitis which will not exceed $6,600 in the aggregate.

1.4. Purchase Price.

(a) Purchase Price. The aggregate consideration for the Transferred Assets shall be $25,000 of  which $10,000 has been left as a “definitive binder” and another $15,000 will be delivered upon the closing. In addition One Million Shares of common stock in the  wholly owned subsidiary of the Purchaser known as Bold Acquisition Group, Inc.

At the time of the closing the One Million shares will represent thirty (30%) of the fully diluted and outstanding capital stock of the wholly owned subsidiary on that purchase date prior to any further issuances as a result of additional financing or employment related option plans etc.

(b) Payment. At the Closing, the Purchaser shall pay and deliver to the Seller $15,000 Dollars in immediately available funds to the Seller's bank account.

c) Share Transfers. All shares of common stock issuable in the said subsidiary will be distributed to Bold TV Corporation and then allocated pari passu to all of the shareholders of  Bold TV Corporation, Inc within thirty (30) days of the closing.

1.5. Allocation of Purchase Price. The Purchase Price shall be allocated among the Transferred Assets in the manner set forth in a schedule to be delivered by the Purchaser to the Seller on or before the Closing Date. Neither the Purchaser nor the Seller shall, in connection with any tax return, any refund claim, any litigation or investigation or otherwise, take any position with respect to the allocation of the Purchase Price which is inconsistent with the manner of allocation provided in such schedule.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as otherwise set forth in the schedules attached to this Agreement by reference to specific sections of this Agreement (hereinafter collectively referred to as the "Disclosure Schedule"), the Seller represents and warrants to the Purchaser as set forth below:

2.1. Organization and Good Standing.

(a) Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which the conduct of its business requires it to be so qualified. Certified copies of the Certificate of Incorporation and the By-Laws of the Seller and all amendments thereto as presently in effect have been delivered to the Purchaser and are complete and correct as of the date hereof.

2.2. Authorization, etc. The Seller has full corporate power and authority to enter into this Agreement, all exhibits and schedules hereto, and all agreements contemplated herein (this Agreement and all such exhibits, schedules, and other agreements being collectively referred to herein as the "Acquisition Documents"), to perform its obligations hereunder and thereunder, to transfer the Transferred Assets, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Seller has taken, or will take before the Closing Date, all actions required by law, its Certificate of Incorporation, its By-Laws or otherwise to authorize (i) the execution and delivery of this Agreement and the other Acquisition Documents, and (ii) the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Seller and upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of the Seller, the remaining Acquisition Documents will have been duly executed and delivered by the Seller, and this Agreement is and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Seller enforceable according to their terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium general principle, or similar laws now or hereafter in effect relating to creditors' rights and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

2.3. Title to Transferred Assets. The Seller owns and has good and marketable title to allBold Acquisition Group, Inc. ("the Buyer hereinafter " ),  Transferred Assets, free and clear of all Liens.

2.4. Title to Properties; Absence of Liens and Encumbrances. The Seller has good and marketable title to or a valid leasehold interest in all of its properties and assets, tangible and intangible, free and clear of all Liens except for (i) Liens set forth in the Schedule 2.4 hereto, (ii) Liens for current taxes not yet due and payable, and (iii) such other minor imperfections of title and encumbrances, if any, that do not, in the aggregate, have a material adverse effect on the business, assets, or financial condition of the Seller (collectively hereinafter referred to as the "Permitted Liens"). There is no material asset used or required by the Seller in the conduct of its business which is not owned by the Seller or licensed or leased to it pursuant to one of the licenses or leases listed in Schedule 2.6 hereto.

2.5. Owned Real Property.

(a) Schedule 2.5 hereto contains a complete list of all real property owned by the Seller (such listed real property hereinafter referred to as the "Real Property"). The Seller has good and marketable title to the Real Property owned by it free and clear of any Liens except for Permitted Liens.

(b) Except for property leased pursuant to leases listed in Schedule 2.6, the Real Property includes all land, buildings, structures, and other improvements used by the Seller or necessary to enable the Seller to conduct its business as it is presently being conducted and as it has been conducted in the past.

(c) The Seller does not own or hold, is not obligated under, or party to, any option, right of first refusal, or other contractual right to acquire any real property or interest therein.

(d) There is no condition of the Real Property, or any real property leased by the Seller, that would be revealed by an accurate survey or physical inspection thereof, which would (i) interfere in any respect with the use, occupancy, or operation thereof as currently used, occupied, and operated, or (ii) materially reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition; and no portion of the Real Property or any real property leased by the Seller encroaches upon any property belonging to any third party.

(e) No portion of the Real Property or any real property leased by the Seller is located in a special flood hazard area designated by any state or federal governmental authority.

2.6. No Violation. None of (i) the execution and delivery of this Agreement or any of the other Acquisition Documents by the Seller, (ii) the performance by the Seller of its obligations hereunder or thereunder, (iii) the consummation of the transactions contemplated hereby or thereby after the Closing, will (A) violate any provision of the Certificate of Incorporation or By-Laws of the Seller; (B) violate, or be in conflict with, or constitute a default under or breach of, or permit the termination of, or cause the acceleration of the maturity of, any indenture, mortgage, contract, commitment, debt or obligation of the Seller, which violation, conflict, default, breach, termination, or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations, and accelerations, would have a material adverse effect on the operations, business, assets, or financial condition or the Seller or the Transferred Assets or require the consent of any other party to or result in the creation or imposition of any Lien upon any property or assets of the Seller or the Transferred Assets under any indenture, mortgage contract, commitment, debt or obligation of or to which the Seller is a party or by which the Seller is bound; (D) violate any statute, law, judgment, decree, order, regulation, or rule of any court or governmental authority to which the Seller or the Transferred Assets is subject; or (E) result in the loss of any material license, privilege, or certificate benefiting the Seller.

2.7. Consents and Approvals of Governmental Authorities. No consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority is required to be made or obtained by the Seller in connection with the execution, delivery, and performance of this Agreement or any of the other Acquisition Documents by the Seller.

2.8. Financial Statements.

(a) Delivery. The Seller has delivered to the Purchaser true and complete copies of audited financial statements including balance sheets, statements of operations and retained earnings, and statements of changes in financial position, as of and for the years ended 2008 [the "Audited Financials"] as well as its unaudited financial statements, including balance sheets, statements of operations and retained earnings, and statements of changes in financial position, as of and for the nine (9) month period ending September 2009, [such unaudited financial statements of the Seller and any notes thereto being hereinafter referred to as the Seller's "Financial Statements" or, in the case of the Seller's balance sheet, the "Balance Sheet"].

(b) Accuracy. The Audited Financials and the Financial Statements are true and correct and fairly present the financial condition of the Seller as of the respective dates thereof and the results of operations of the Seller for the periods then ended in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as set forth below:

3.1. Corporate Organization, etc. The Purchaser is on the date hereof, and will be on the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.2. Authorization, etc. The Purchaser has full corporate power and authority to enter into this Agreement and the other Acquisition Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has taken, or will take before the Closing Date, all actions required by law, its Certificate of Incorporation, its By-Laws or otherwise to authorize (i) the execution and delivery of this Agreement and the other Acquisition Documents and (ii) the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Purchaser and, upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of the Purchaser, the remaining Acquisition Documents will have been duly executed and delivered by the Purchaser, and this Agreement is, and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Purchaser, enforceable according to their terms (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.3. No Violation. None of (i) the execution and delivery of this Agreement or any other Acquisition Document by the Purchaser, (ii) the performance by the Purchaser of its obligations hereunder or thereunder, or (iii) the consummation of the transactions contemplated hereby or thereby will (A) violate any provision of the Certificate of Incorporation or By-Laws of the Purchaser, (B) violate, or be in conflict with, or permit the termination of, or constitute a default under or breach of, or cause the acceleration of the maturity of, any contract, debt, or other obligation of the Purchaser, which violation, conflict, default, breach, termination or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations and accelerations, would have a material adverse effect on the business, assets or financial condition of the Purchaser, (C) except as set forth in Schedule 3.3 hereof, require the consent of any other party to, or result in the creation or imposition of any Lien upon any property or assets of the Purchaser under any agreement or commitment to which the Purchaser is a party or by which the Purchaser is bound, or (D) to the best knowledge and belief of the Purchaser, violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority to which the Purchaser is subject.

3.4. Litigation. There is no action pending or, to the best knowledge and belief of the Purchaser, threatened against the Purchaser, or any properties or rights of the Purchaser, that questions or challenges the validity of this Agreement or any of the other Acquisition Documents, nor any action taken or to be taken by the Purchaser pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby and the Purchaser does not know of any such action, proceeding, or investigation that may be asserted.

3.5. Disclosure. No representation or warranty by the Purchaser in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein not misleading.

3.6. Brokerage. No broker or finder has acted directly or indirectly for the Purchaser or its Affiliates in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on the actions or statements of, or the agreements, arrangements, or understandings made with the Purchaser or its Affiliates.

CLOSING; CLOSING DATE

7.1. Closing. The closing (the "Closing") will be held at 264 Union Blvd, Totowa, NJ, at the offices of Goldstein, Vespi and Vasquez on August 9, 2010 or at such other time and place as the parties hereto may mutually agree upon in writing (the "Closing Date"), at which Closing the documents and instruments will be finalized.

ARTICLE IV

CERTAIN POST-CLOSING COVENANTS

8.1. Access. Subsequent to the Closing Date, the Purchaser shall, at the Seller's expense, permit the Seller, from time to time, to inspect and copy such books of account and other records of the Seller and to utilize the services of the Purchaser's or the Seller's employees, all as may be necessary or convenient to enable the Seller to prepare and file tax returns. Until the seventh anniversary of the Closing Date, the Purchaser shall not and shall not permit the Seller, without the prior written consent of the Seller or its successors in interest, to destroy or dispose of any such records. Notwithstanding any of the foregoing, no covenant contained in this Section 8.1 on the part of the Purchaser is intended to, and nothing herein shall be construed to, benefit or confer any rights upon any person, firm, or corporation other than the Seller.

8.2. Use of Trade Name. Commencing on the Closing Date, the Seller shall, and shall cause all of its Affiliates, to cease using the Trade Name as a company name, trademark, or in any other manner.

8.3. Non-Competition.

(a) The Purchaser and the Seller agree that the Purchase Price was fixed on the basis that the transfer of the Transferred Assets to the Purchaser would provide the Purchaser with the full benefit and good will of the Seller as it existed on the Closing Date. The Seller acknowledges that it is proper for the Purchaser to have assurance that the value of the Transferred Assets will not be diminished by acts of the Seller after the Closing Date. Accordingly, the Seller covenants and agrees that, commencing on the Closing Date and ending on July 21, 2015 , it will not (i) directly or indirectly compete with, or own, manage, operate, or control or participate in the ownership, management, operation or control of, or provide consulting services to, any business, firm, corporation, partnership, person, proprietorship or other entity which is conducting any business which competes with the business of the Seller as constituted on the Closing Date or as constituted thereafter before July 21, 2015, to the extent reflecting a reasonable extension of the Seller's line or lines of business as constituted on the Closing Date (the "Restricted Business"), (ii) directly or indirectly solicit employment by any person, partnership, corporation or other entity of any of the employees, consultants, agents, or independent contractors of the Seller (for this purpose the terms "employees," "consultants," "agents," and "independent contractors" shall include any persons having such status with regard to the Seller at any time during the six (6) months preceding any solicitation in question), or (iii) solicit, interfere with, or endeavor to entice away from the Seller, on behalf of any person, partnership, corporation, or other entity, any customer of the Restricted Business of the Seller.

If the Seller commits a breach, or threatens to commit a breach, of any of the provisions of this Section 8.3, the Purchaser shall have the right and remedy, in addition to any others, to have the provisions of this Section 8.3 specifically enforced by any court having equity jurisdiction, together with an accounting therefor, it being acknowledged and understood by the Seller that any such breach or threatened breach will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy therefor.

ARTICLE V

INDEMNIFICATION

9.1. Survival. Notwithstanding (i) the making of this Agreement, (ii) any examination made by or on behalf of the parties hereto, and (iii) the Closing hereunder, (A) the representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive until the fifth anniversary of the Closing Date, except for the representations and warranties made in Section 2.20 hereof (Environmental Matters), and Section 2.13 hereof (Tax Returns and Payments), which in each case, shall survive until expiration of the applicable statute of limitations for the underlying cause of action and (B) the covenants and agreements required to be performed after the Closing pursuant to any provision of this Agreement, including this Article 9, shall survive until fully performed or fulfilled. No action for indemnification pursuant to Sections 9.2(c) or 9.3(c) may be brought after the applicable expiration date, provided, however, that if before such date one party hereto has notified the other party hereto of a claim for indemnity hereunder (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance herewith.

9.2. Indemnification by the Seller. The Seller, its successors, and assigns shall indemnify and hold the Purchaser and its successors and assigns harmless in respect of any and all claims, losses, damages, liabilities, and expenses (including, without limitation, settlement costs and legal, accounting, and other expenses in connection therewith) (collectively, the "Damages") incurred by the Purchaser and its successors and assigns in connection with each and all of the following.

(a) Any claim by any person or other entity for any broker's or finder's fee or similar fee charged for commission that arises from any action, statement, or commitment made by the Seller or its agents or Affiliates.

(b) Any breach or other failure to perform any covenant, agreement, or obligation of the Seller contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby.

(c) Any breach of any representation or warranty by the Seller contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby, but only to the extent that the Damages arising in connection with all such breaches exceed $25,000 in the aggregate.

(d) [The failure of any obligor to pay in full within 60 days from the Closing Date amounts due with respect to the Seller's accounts receivable (net of the reserves shown on its Balance Sheet).]

(e) Any damages with respect to taxes based on or arising from the income, assets, capital, operations, or activities of any member (other than the Seller) of the group of corporations at any time controlled by or under common control with the Seller.

(f) Any breach or other failure to perform fully before the Closing Date any agreement that is required to be disclosed pursuant to Section 2.16(a)(vi) hereof.

(g) Any damages (including, without limitation, costs of response, removal, remediation, investigation, corrective action, property damage, personal injury, economic loss, damage to natural resources, health assessments and health studies, settlement, interest accruing on recoverable amounts, penalties, and attorneys' fees) accruing to the Purchaser or the Business from the operations of the Seller, or the operations of the Business before the Closing Date, including (i) remedial work, monitoring, removal or other costs and expenses associated with environmental matters with respect to any Hazardous Substances required by any environmental Requirements of Law, (ii) injury, disease, or death of any person (including any employee, former employee, agent, or representative of any subcontractor of the Seller) arising out of any environmental matters, or (iii) any damage to any property arising out of any environmental matters.

(h) Any liability to employees or to third parties for personal injury or death or damage to property arising out of or occurring in connection with products sold or services rendered by the Seller on or before the Closing Date in excess of, not covered by, and not deductible from the Insurance Policies.

(i) All claims made by former or current employees of the Seller alleging the occurrence of, or arising out of, an allegation relating to any breach of any fiduciary obligation before the Closing Date under any employee benefit plan listed on Schedule 2.18 hereto.

9.3. Indemnification by the Purchaser. The Purchaser and its successors and assigns shall indemnify the Seller and its successors and assigns in respect of any and all Damages incurred by the Seller and its successors and assigns in connection with each and all of the following.

(a) The claim by any person for any broker's or finder's fee or similar fee charged for commission that arises from any actions, statements, or commitments made by the Purchaser or its agents or Affiliates.

(b) The breach or other failure to perform any covenant, agreement, or obligation of the Purchaser contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates contemplated hereby or thereby.

(c) Any breach of any representation or warranty by the Purchaser contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby but only to the extent that the Damages arising in connection with such breaches exceed $25,000 in the aggregate.

9.4. Notice and Defense of Claim. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall provide written notice to the other party (the "Indemnifying Party") within 60 (sixty) days of becoming aware of the right to indemnification and, as expeditiously as possible thereafter, the facts constituting the basis for such claim. In connection with any claim giving rise to indemnity hereunder, resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim or legal proceeding with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall not be obligated to, defend against such claim or litigation in such manner as it may deem appropriate including, but not limited to, settling such claim or litigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Damages resulting therefrom.

ARTICLE VI

TERMINATION

10.1. Termination. This Agreement may be terminated at any time before the Closing Date:

(a) by mutual consent of the Purchaser and the Seller;

(b) by either the Purchaser or the Seller if the Closing has not occurred on or before July 30th 2010, provided that this provision shall not be available to the party who fails or refuses to consummate the transactions contemplated herein or to take any other action referred to herein as necessary to consummate the transactions contemplated hereby in breach of such party's obligations contained herein; and

(c) by either the Purchaser or the Seller if there has been a material breach on the part of the other party in any material representation, warranty or covenant set forth in this Agreement that is not cured within ten (10) business days after such other party has been notified of the intent to terminate this Agreement pursuant to this clause 10.1(c).

10.2. Effect of Termination. In the event of termination of this Agreement as expressly permitted under Section 10.1 hereof, this Agreement shall forthwith become void (except for this Section 10.2 and Sections 2.26, 11.2, and 11.4 hereof) and there shall be no liability on the part of either the Seller, the Purchaser, or their respective officers, directors or Affiliates; provided, however, if such termination occurs pursuant to Section 10.1(c) and resulted from the material misrepresentation or material breach by a party of the covenants of such party contained in this Agreement, such party shall be fully liable for any and all Damages sustained or incurred as a result of such breach. In the event of termination hereunder before the Closing, each party shall return promptly to the other Party all documents, work papers, and other material of the other party furnished or made available to such party or its representatives or agents and all copies thereof.

ARTICLE VII

OTHER AGREEMENTS

11.1. Amendment and Modification; Waiver of Compliance. Subject to the applicable law, this Agreement may be amended, modified, and supplemented only by written agreement signed by the Purchaser and the Seller. Any failure by any party to this Agreement to comply with any obligation, covenant, agreement, or condition contained herein may be expressly waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.1.

11.2. Fees and Expenses. Except as otherwise provided herein, each of the parties hereto will pay its own fees and expenses (including attorneys' and accountants' fees, legal costs, and expenses) incurred in connection with this Agreement, the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby.

11.3. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand, overnight courier, or mailed certified or registered mail with postage prepaid as follows.

(a). If to the Purchaser, to:

Attention:  Mr. Omar Barrientos
Bold Acquisition Group, Inc.
264 Union Blvd, Totowa, NJ, 07512

(b). If to the Seller, to:

Mr.Dan Bruder
10 Butternut Drive
Wayne, NJ 07470

11.4. Public Announcements. Neither the Purchaser nor the Seller nor the representatives of any of them shall make any public announcement with respect to this Agreement, the other Acquisition Documents, or the transactions contemplated hereby or thereby without the prior written consent of the other parties.

11.5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all the other parties.

11.6. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without reference to the conflict of laws principles thereof.

11.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8. Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

11.9. Entire Agreement. This Agreement, including the Disclosure Schedule, the exhibits